Exhibit 21

Subsidiaries of MGM Resorts International

Listed below are the majority-owned subsidiaries of MGM Resorts International as of December 31, 2023. The names of certain subsidiaries have been omitted because considered in the aggregate as a single subsidiary they would not constitute a significant subsidiary.

Beau Rivage Resorts, LLC	Mississippi
Blue Tarp reDevelopment, LLC	Massachusetts
Destron, Inc.	Nevada
Destron International Corp.	Philippines
MGM Grand (International), Pte Ltd.	Singapore
MGM Resorts International Marketing, Inc.	Nevada
MGM Resorts International Marketing, Ltd.	Hong Kong
Grand Garden Arena Management, LLC	Nevada
Grand Laundry, Inc.	Nevada
Las Vegas Arena Management, LLC	Nevada
Mandalay Resort Group, LLC	Nevada
550 Leasing Company II, LLC	Nevada
Circus Circus Casinos, Inc.	Nevada
Circus Circus Holdings, Inc.	Nevada
Vintage Land Holdings, LLC	Nevada
Mandalay Bay, LLC	Nevada
Mandalay Employment, LLC	Nevada
Mandalay Place LLC	Nevada
MGM Resorts Festival Grounds, LLC	Nevada
MGM Resorts Festival Grounds II, LLC	Nevada
New Castle, LLC	Nevada
Northfield Park Associates LLC	Ohio
Cedar Downs OTB, LLC	Ohio
Park MGM, LLC (f/k/a Victoria Partners, LLC)	Nevada
Arena Land Holdings, LLC	Nevada
New York-New York Tower, LLC	Nevada
Park District Holdings, LLC	Nevada
Ramparts, LLC	Nevada
Metropolitan Marketing, LLC	Nevada
MMNY Land Company, Inc.	New York
MGM CEE Holdco, LLC	Nevada
MGM CEE, LLC	Nevada
MGM Games and Metaverse	Nevada
MGM Revolution, LLC	Nevada
MGM Brazil I, LLC	Brazil
MGM Brazil II, LLC	Brazil
MGM Casino Next, LLC	Nevada
MGM Casino Next Lion, LLC	Nevada
LV Lion Holding Limited	Malta
Lion Tribus Limited	Malta
LeoVegas Holding AB	Sweden
LeoVegas AB	Sweden
LeoVentures Limited	Malta
Push Gaming Holdings plt	Malta

Push Gaming Limited	United Kingdom
Game Server Integrations Limited	United Kingdom
Push (Gibraltar) Limited	Gibraltar
Push Gaming Malta Limited	Malta
Slide Technology Limited	Isle of Man
Push Gaming Product Limited	Malta
Push Gaming US Inc.	Delaware
Push Gaming US LLC	Delaware
Pixel Holding Group	Malta
Pixel Digital Ltd.	Malta
LeoStudios Ltd.	Malta
Blue Guru Games Ltd.	Malta
GameGrounds United AB	Sweden
Performance Pack Ltd.	Malta
Performing Media Ltd.	Malta
GameGrounds America LLC	Delaware
LV Treasury Operations Limited	Malta
Lion Quattuor Limited	Malta
LV Lions Limited	Malta
Winga SRL	Italy
LeoVegas UK Ltd.	United Kingdom
GameTech Marketing Limited	Gibraltar
Lion Quinque Limited	Malta
HippoGO Holding Limited	Malta
PLF Hippogo Solutions Ltd.	Cyprus
LeoVegas International Ltd.	Malta
LeoVegas Gaming plc	Malta
Gaming Momentum Ltd.	Malta
LeoEx Limited (fka Cloudy Hills Ltd.)	Malta
Gazelle Co. Limited	Malta
LV Sports Ltd.	Malta
Expekt Nordics Ltd.	Malta
Web Investments Ltd.	Malta
Royal Panda Ltd.	Malta
I-Promotions Limited	Malta
Dynamic Web Marketing B.V.	Netherlands
21 Heads Up Ltd.	Malta
MGMLeo Limited	Malta
TigerGen Limited (fka Tumbledoor Limited)	Malta
Roar Vegas Limited (fka Green Backyard Limited)	Malta
Gears of Leo AB	Sweden
LeoVegas Polska sp.zo.o	Poland
LeoVegas Spain S.L.	Spain
World of Sportsbetting Ltd.	Malta
MGM Resorts Financial, LLC	Nevada
MGM Detroit Holdings, LLC (f/k/a MGM Grand Detroit, Inc.)	Delaware
MGM Grand Detroit, LLC	Delaware
MGM Dev, LLC	Delaware
MGM Grand Hotel, LLC	Nevada

The Signature Condominiums, LLC	Nevada
Signature Tower I, LLC	Nevada
Signature Tower 2, LLC	Nevada
Signature Tower 3, LLC	Nevada
MGM Hospitality, LLC	Nevada
MGM Hospitality Global, LLC MGM Hospitality International, LP MGM Hospitality International, GP, Ltd.	Nevada Cayman Islands Cayman Islands
MGM Hospitality Holdings, LLC	Dubai
MGM Hospitality Development, LLC	Dubai
MGM Hospitality International Holdings, Ltd.	Isle of Man
MGM Asia Pacific Limited (f/k/a MGM Resorts China Holdings Limited)	Hong Kong
MGM (Beijing) Hospitality Services Co., Ltd.	Beijing
MGM Hospitality India Private, Ltd.	India
MGM International, LLC	Nevada
MGM Resorts International Holdings, Ltd.	Isle of Man
MGM China Holdings, Ltd.	Cayman Islands
MGM Resorts West Japan, LLC	Japan
MGM Japan Indirect Holdco I, LLC	Nevada
MGM Japan Holdco LP	Nevada
MGM Resorts Japan, LLC	Japan
MGM Japan Indirect Holdco II, LLC	Nevada
MGM Lessee, LLC	Delaware
MGM Lessee II, LLC	Delaware
MGM Live Event Ventures, LLC	Nevada
MGM MA Sub, LLC	Massachusetts
MGM National Harbor, LLC	Nevada
MGM Public Policy, LLC	Nevada
MGM Resorts Advertising, Inc.	Nevada
VidiAd	Nevada
MGM Resorts Arena Holdings, LLC	Nevada
MGM Resorts Development, LLC	Nevada
MGM Resorts Global Development, LLC	Nevada
MGM Resorts Interactive, LLC	Nevada
MGM Resorts International Operations, Inc.	Nevada
MGM Resorts Land Holdings, LLC	Nevada
MGM Resorts Land Holdings II, LLC	Nevada
MGM Resorts Oasis Holdco, LLC	Nevada
MGM Resorts Commercial Enterprises Investment, Institution and Management - Sole Proprietorship L.L.C	Abu Dhabi
MGM Resorts Oasis Holdco, Ltd.	Abu Dhabi
MGM Resorts Regional Operations, LLC MGM Resorts Retail	Nevada Nevada
MGM Resorts Satellite, LLC	Nevada
MGM Resorts Sub 1, LLC	Nevada
Las Vegas Basketball Ventures, LLC	Nevada
MGM Resorts Sub B, LLC	Nevada
MGM Resorts Sub X, LLC	Delaware
MGM Resorts Sub Y, LLC	Delaware
MGM Resorts Venue Management, LLC	Nevada

MGM Sports & Interactive Gaming, LLC	Delaware
MGM Yonkers, Inc.	New York
MGMM Insurance Company	Nevada
Mirage Resorts, LLC	Nevada
AC Holding Corp.	Nevada
AC Holding Corp. II	Nevada
Bellagio, LLC	Nevada
LV Concrete Corp.	Nevada
MAC, CORP.	New Jersey
Marina District Development Holding Co., LLC	New Jersey
Marina District Development Company, LLC (dba Borgata)	New Jersey
MGM Resorts Aviation Corp.	Nevada
MGM Resorts Corporate Services	Nevada
MGM Resorts Design & Development	Nevada
MGM Resorts Manufacturing Corp.	Nevada
MH, Inc.	Nevada
Mirage Laundry Services Corp.	Nevada
MGM CC, LLC	Nevada
Project CC, LLC	Nevada
Aria Resort & Casino, LLC	Nevada
CityCenter Facilities Management, LLC	Nevada
CityCenter Realty Corporation	Nevada
CityCenter Retail Holdings Management, LLC	Nevada
Vdara Condo Hotel, LLC	Nevada
CityCenter Holdings, LLC	Delaware
MGM Lessee III, LLC	Delaware
CityCenter Land, LLC	Nevada
CityCenter Boutique Hotel Holdings, LLC	Nevada
CityCenter Boutique Residential Development, LLC	Nevada
CityCenter Harmon Development, LLC	Nevada
CityCenter Harmon Hotel Holdings, LLC	Nevada
CityCenter Veer Towers Development, LLC	Nevada
CityCenter Retail Holdings, LLC	Nevada
Aria Resort & Casino Holdings, LLC	Nevada
CityCenter Vdara Development, LLC	Nevada
MGM CC Holdings, Inc.	Nevada
Nevada Property 1 LLC, dba The Cosmopolitan of Las Vegas	Delaware
Nevada Restaurant Venture 1 LLC	Delaware
Nevada Retail Venture 1 LLC	Delaware
NP1 Pegasus LLC	Delaware
NP1 Hong Kong Limited	Hong Kong
New York-New York Hotel & Casino, LLC	Nevada
Park Theater, LLC	Nevada
PRMA, LLC	Nevada
PRMA Land Development Company	Nevada
Tower B, LLC	Nevada
Tower C, LLC	Nevada
Vendido, LLC	Nevada